EX-32.1

               CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                    PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Report on Form 10-QSB of Capital Group One, Inc. I, Matthew McNeally Chief Executive Officer of Capital Group One, Inc. and I, V. Terence Franzke, Chief Financial Officer of Capital Group One, Inc. hereby certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-QSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB, fairly presents, in all material respects, the financial condition and results of operations of Capital Group One, Inc.

October 15, 2007


                                By:/s/ Matthew McNeally
                                   --------------------------
                                    Matthew McNeally
                                    Chief Executive Officer


                                By:/s/ V. Terence Franzke
                                  ---------------------------
                                    V. Terence Franzke
                                    Chief Financial Officer


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